Exhibit 99.1

Implant Sciences Grants New Stock Options to Senior Management and Board of Directors

Adopts Change of Control Payment Plan

Wilmington, MA – September 12, 2012 – Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security and defense markets, today announced that it has granted new stock options to its senior management team and  Board of Directors.  The new stock options are exercisable into shares of the Company’s common stock at an exercise price of $1.40 per share.  These are the first option grants to the officers and directors of the Company since June 2009, with the exception of Dr. Bill McGann, who received a stock option grant in April 2011 when he joined the Company as an advisor. The new grants, together with stock and options already owned by the Company’s officers and directors, represent approximately 14% of the Company’s capitalization on a fully diluted basis.

The Board of Directors has also adopted a Change of Control Payment Plan, which provides for fixed cash payments to the Company’s officers and directors. These payments will be made only in the event that the Company or its business is acquired by a third party. The Company is not currently in discussions with any third parties concerning the acquisition of the Company, we are not aware of any efforts to acquire the Company, and our Board of Directors has no current intention of seeking offers to acquire the Company.

Glenn Bolduc, President and Chief Executive Officer of Implant Sciences, commented,  “The success of our Company is directly due to the dedication and hard work of our management team, employees and Board of Directors.  The Change of Control Payment Plan, which will not benefit our officers or directors unless the Company is sold, is intended to reward management for the value created since the Company’s turnaround began in 2009. The stock option grant is intended to bring management’s equity ownership in line with that of other public companies in our industry and to provide equity-based incentives to our officers and directors to continue to build value for our shareholders.”

Detailed information on the stock option grants can be found in the Statements of Changes in Beneficial Ownership of Securities on Form 4, filed with the Securities and Exchange Commission by our directors and “Section 16” officers on September 11, 2012. Further information on these grants and the Change of Control Payment Plan can be found in the Company’s Current Report on Form 8-K, to be filed by the Company on or before September 13, 2012.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosive and narcotics trace detection systems which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and the Company’s QS-B220 desktop explosives and drugs trace detector has received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; the risk that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2013; that if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; the risk that we continue to incur substantial operating losses and may never be profitable; the risk that liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; the risks that our markets are subject to technological change and that our success depends on our ability to develop and introduce new products; the risk that we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the risks that we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation
Company Contact:
Glenn Bolduc, CEO
978-752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608

lmoody@corporateprofile.com